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                                   EXHIBIT 21

            21. Subsidiaries of the Corporation at December 31, 2000:

                                    Incorporated in         Percent Owned
Subsidiary                          the State of            by the Corporation
----------                          ------------            ------------------


Beverly National Bank               Massachusetts                 100%

Cabot Street Realty Trust           Massachusetts                 100%